SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2001

J2 Communications

(Exact name of registrant as specified in its charter)

California	0-15284	95-4053296

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024

(Address of principal executive offices)     (Zip Code)

(310) 474-5252

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Item 5. Other Events

     On November 19, 2001, the Registrant terminated the Letter Agreement, dated March 5, 2001, by and among the Registrant, James P. Jimirro, Daniel S. Laikin and Paul Skjodt. If they had been consummated, the transactions contemplated by the Letter Agreement would have resulted in a change of control of the Registrant. See the Registrant's Press Release attached hereto as Exhibit 99 for a more detailed description of the Letter Agreement, its termination and certain surviving provisions thereof. References to the Registrant's Board of Directors contained in the Press Release refer to the members of a special committee of the Board consisting of the members of the Board other than Mr. Laikin, acting unanimously pursuant to the delegation of authority granted to the committee by the full Board (including Mr. Laikin). The amendment to the Registrant’s Rights Agreement, dated as of July 15, 1999, by and between the Registrant and U.S. Stock Transfer Corporation, as Rights Agent, referred to in the press release is attached hereto as Exhibit 10.13.

Item 7.      Exhibits.

10-13	Rights Agreement Amendment No. 2 by and between the Registrant and U.S. Stock Transfer Corporation, as Rights Agent.

99.	Press Release, dated November 19, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 21, 2001

J2 Communications
By:	/s/ JAMES P. JIMIRRO

Name: James P. Jimirro Title: President

EXHIBIT INDEX

10.13	Rights Agreement Amendment No. 2 by and between the Registrant and U.S. Stock Transfer Corporation, as Rights Agent.

99.	Press Release, dated November 19, 2001.